EXHIBIT 23-A

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements (File Nos. 2-76922, 2-96982, 33-17136,
33-27227, 33-34952, 33-15515, 33-48832, 33-48840, 33-58746, 33-61038, 33-78424, 33-58887, 33-58231, 33-64753,
333-38251, 333-45679, 333-79411, 333-33644, 333-72340 and 333-72342) of Colgate-Palmolive Company of our report dated February 3, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/S/    PRICEWATERHOUSECOOPERS LLP

New York, New York

March 21, 2003